NO. 04–2114473

The Commonwealth of
Examiner	Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108–1512

Name	ARTICLES OF AMENDMENT
Approved	(General Laws, Chapter 156B, Section 72)

We, _Alain Beauregard_____________________________________________________________, *President,

and __Gary B. Godin___________________________________________________________________, *Clerk,

of _______________________STOCKER YALE, INC.____________________________________________,
(Exact name of corporation)

located at ___________2 OLIVER STREET, BOSTON, MA 02109 _________________________________,
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 24, 2001, by vote of:

6,445,747 shares of Common Stock of 8,736,814 shares outstanding,
(type, class & series, if any)

________ shares of of __________shares outstanding,
(type, class & series, if any)

C	________ shares of of __________shares outstanding,
(type, class & series, if any)
P
1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:
M
Voted: To increase the amount of authorized common stock to 100,000,000 shares.
R.A.

P.C.
* Delete the inapplicable words. **Delete the inapplicable clause.
[1]For amendments adopted pursuant to Chapter 156B, Section 70.
[2]For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8½ x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:		Common:	20,000,000	$.001

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Common:		Common:	100,000,000	$.001

Preferred:		Preferred:

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _______________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 24th day of May, 2001,

/s/ Alain Beauregard
,
*President,

/s/ Gary B. Godin	.

*Clerk.	,

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_____ having been paid, said articles are deemed to have been filed with me this ____day of ______20__.

Effective date:

/s/ William Francis Galvin
William Francis Galvin
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

Margaret A. Carey, Esq.
Goodwin Procter LLP
Exchange Place, Boston, Massachusetts  02109
Telephone: (617) 570-1000